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                                                                    EXHIBIT 10.9

               FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL
                            MULTI-TENANT LEASE NET

     THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE NET dated, for reference purposes only, as of April 24, 2000 (this "First Amendment"), is entered into by and between TRENTON PROPERTY, LLC, a California limited liability company ("Lessor"), and CARSDIRECT.COM, a Delaware corporation ("Lessee"), with reference to the following:

                                R E C I T A L S
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     WHEREAS, Lessor and Lessee entered into that certain Standard
INDUSTRIAL/COMMERCIAL Multi-Tenant Lease Net dated, for reference purposes only, as July 1, 1999 (the "Lease"), by and between Lessor, as lessor, and Lessee, as lessee, for the lease of certain premises (the "Original Premises"), consisting of an approximately 43,000 square foot building located at 10567 Jefferson Boulevard, Culver City, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

     WHEREAS, Lessor and Lessee have agreed to amend the Lease in order to, among other things, (a) expand the Original Premises leased by Lessee under the Lease to include the Additional Space (as defined in the Lease), consisting of approximately 24,000 rentable square feet, (b) provide for the Base Rent to be paid by Lessee for the Expanded Premises (as hereafter defined), and (c) further amend, modify and supplement the Lease as set forth herein.

     NOW, THEREFORE, in consideration of the Expanded Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1.   Expansion of Premises. Effective as of the date (the "Expanded
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Premises Commencement Date") that is the earlier of the date (a) that is one hundred twenty (120) days after the date of substantial completion of the Base Building Improvements (as defined in the Work Letter attached to the Lease as Exhibit "B") for the Additional Space and delivery of the Additional Space, as so improved, to Lessee to perform the Tenant Improvements, and (b) all Tenant Improvements (with the exception of any punch-list items) have been completed and Lessee commences the normal conduct of its business operations within the Additional Space, the Original Premises shall be expanded to include the Additional Space, which Additional Space contains approximately Twenty Four Thousand (24,000) rentable square feet of space, as shown on the site plan attached hereto as Exhibit "A" and incorporated herein by this reference. Therefore, the Lease is hereby amended such that, from and after Expanded Premises Commencement Date, all references in the Lease to the "Premises" shall mean and refer to the entirety of the space in the Original Premises and the Additional Space, consisting of a total of approximately Sixty Seven Thousand (67,000) rentable square feet of space (the entirety of such space is referred to herein as the "Expanded Premises"). Lessor and Lessee hereby acknowledge and agree that the foregoing statement of the rentable square footage of the Expanded Premises is not a representation or warranty of the exact number of rentable square feet therein but rather is only a reasonable approximation and that the Base Rent payable under the Lease (as amended hereby) is not subject to revision whether or not the actual square footage is more or less than such approximation. Section 62 of the Lease is hereby deleted in its entirety.

     2.   Improvements to Additional Space: Possession. Promptly after the
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execution hereof, Lessor shall commence and perform the Base Building
Improvements in accordance with the Lease, with the exception of (a) Section 1.1(a) of the Work Letter which shall be amended to read: "Exterior windows, awnings and doors, generally consistent with those certain plans prepared by The Albert Group dated December 3, 1999, as the same may be modified, and (b)


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Section 1.1(f) of the Work Letter which shall be amended by replacing the figure, "$32,500", with the figure "$16,250"; provided, that except for Lessor's obligation to perform the Base Building Improvements, Lessee shall accept the Additional Space "AS IS", with no representations, warranties or improvements by Lessor. Upon delivery of the Additional Space to Lessee with such Base Building Improvements substantially complete in accordance with the Lease, as amended hereby, Lessee shall have full access to the Additional Space to construct Tenant Improvements in the Additional Space in accordance with and subject to the terms of the Work Letter without the obligation to pay any rent until the Expanded Premises Commencement Date. Upon occupancy of the Additional Space and continuing until the expiration or earlier termination of the Lease Term, in addition to Lessee's obligations under the Lease with respect to the Original Premises, Lessee agrees that, with respect to the Additional Space, Lessee shall observe and perform all of the terms, covenants and provisions set forth in the Lease.

     3.   Lease Term. The Original Term with respect to the Additional Space
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shall commence on the Expanded Premises Commencement Date and shall expire, unless extended or earlier terminated under the terms of the Lease, at midnight on the day before the fifth (5th) anniversary of the Expanded Premises Commencement Date (the "Expiration Date"). In addition, with respect to the Original Premises, on the Expanded Premises Commencement Date, the Original Term under the Lease shall be extended such that said Original Term shall terminate on the Expiration Date. Therefore, the Lease is hereby amended such that, effective on the Expanded Premises Commencement Date, all references in the Lease to the "Original Term" (and all references thereto in this First Amendment) shall mean and refer to the Original Term, as extended in accordance with this Section 3.

     4.   Base Rent. The parties acknowledge and agree that until the Expanded
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Premises Commencement Date, Lessee shall continue to pay Base Rent for the
Original Premises as provided under the Lease; provided, however, that effective on the Expansion Premises Commencement Date, the Base Rent for the Original Premises shall be increased to Sixty-Four Thousand Nine Hundred Thirty and No/100 Dollars ($64,930.00) ($1.51 per rentable square foot in the Original Premises per month) and such monthly Base Rent for the Original Premises shall increase on each anniversary of the Expansion Premises Commencement Date thereafter by five cents ($.05) per rentable square foot of the Original Premises (in connection with the foregoing, effective on the Expansion Space Commencement Date, the first paragraph of Section 52 of the Addendum to the Lease shall be deleted and of no further force or effect). Effective on the Expanded Premises Commencement Date, Lessee shall pay, in addition to the Base Rent for the Original Premises in accordance with the foregoing, Base Rent for the Additional Space during the Original Term according to the following schedule: Forty-Two Thousand and No/100 Dollars ($42,000.00) ($1.75 per rentable square foot of the Additional Space) per month payable on the first (1st) day of each month commencing on the Expanded Premises Commencement Date and continuing through the twelfth (12th) month of the Original Term; on the first day of the thirteenth (13th) month of the Original Term, Base Rent for the Additional Space shall be increased to Forty-Three Thousand Two Hundred and No/100 Dollars ($43,200.00) ($1.80 per rentable square foot of the Additional Space) per month and such amount shall be the Base Rent for the Additional Space through and including the twenty-fourth (24th) month of the Original Term; on the first day of the twenty-fifth (25th) month of the Original Term, Base Rent for the Additional Space shall be increased to Forty-Four Thousand Four Hundred and No/100 Dollars ($44,400.00) ($1.85 per rentable square foot of the Additional Space) per month and such amount shall be the Base Rent for the Additional Space through and including the thirty-sixth (36th) month of the Original Term; on the first day of the thirty-seventh (37th) month of the Original Term, Base Rent for the Additional Space shall be increased to Forty-Five Thousand Six Hundred and No/100 Dollars ($45,600.00) ($1.90 per rentable square foot of the Additional Space) per month and such amount shall be the Base Rent for the Additional Space through and including the forty-eighth month of the Original Term; and on the first day of the forty-ninth (49th) month of the Original Term, Base Rent for the Additional Space shall be increased to Forty-Six Thousand Eight Hundred and No/100 Dollars ($46,800.00) ($1.95 per rentable square foot of the Additional Space) per month and such amount shall be the Base Rent for


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the Additional Space through and including the sixtieth (60th) month of the
Original Term. At any time on or after the Expanded Premises Commencement Date Lessor may deliver to Lessee a Memorandum of Term Commencement (the "Memorandum"), acknowledging the actual dates, rents and other adjustments applicable under the Lease, as amended hereby, which Memorandum Lessee shall execute and return to Lessor within twenty (20) days of receipt thereof (provided that if Lessee believes that the Memorandum is not accurate, then Lessee shall notify Lessor of such changes as are necessary to make the Memorandum accurate within such twenty (20) day period and the parties shall correct the Memorandum as appropriate), and after execution of the Memorandum by Lessor and Lessee the dates set forth on such Memorandum shall be conclusive and binding upon Lessor and Lessee. Failure of Lessee to timely execute and deliver the Memorandum (or so notify Lessor) within such twenty (20) day period shall constitute an acknowledgment by Lessee that the statements included in the Memorandum are true and correct, without exception.

     5.   Rent Reduction. The second (2nd) paragraph of Paragraph 52 of the
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Lease is hereby deleted in its entirety and replaced with the following:

     Notwithstanding anything to the contrary contained in this Lease but subject to the provisions of Paragraph 13.3 of this Lease, provided that Lessee is not in Breach under this Lease beyond the applicable cure period, Lessor and Lessee hereby agree that for the sixth (6th) and thirteenth (13th) months of the Original Term, the Base Rent due hereunder shall be reduced by Thirty Thousand Five Hundred Thirty and No/100 Dollars ($30,530.00) and $32,465.00, respectively; provided, that Lessee agrees that notwithstanding the foregoing Base Rent reduction, Lessee shall observe and perform all of the other terms, covenants and provisions set forth in this Lease, including without limitation, payment of Lessee's Share of Common Area Operating Expenses required to be paid by Lessee under this Lease.

     6.   Common Area Operating Expenses. Paragraph 53 of the Lease is hereby
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deleted in its entirety and is replaced with the following: "Lessor and Lessee agree that Lessee's Share of Common Area Expenses is 100%."

     7.   Security Deposit. Lessee agrees to increase the Security Deposit being
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held by Lessor under the Lease by Forty-Two Thousand and No/100 Dollars
($42,000.00), which amount, along with the first month's rent for the Additional Space in the amount of Forty-Two Thousand and No/100 Dollars ($42,000.00) (for a total of $84,000.00), shall be paid by Lessee to Lessor upon the execution hereof The Lease is hereby amended by replacing all references to the existing amount of the Security Deposit with the amount of One Hundred Three Thousand and Sixty Dollars and No/100 Dollars ($103,060.00).

     8.   Letter of Credit. Concurrent with Lessee's execution and delivery of
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this First Amendment, Lessee shall furnish to Lessor a clean, unconditional and irrevocable replacement Letter of Credit that satisfies the provisions of
Section 1 of the LC Rider (which replacement Letter of Credit shall be transferable) in the amount of $909,649.68, which shall constitute the LC Amount under the LC Rider. Therefore, (a) Section 1 of the LC Rider and Section 3 of the LC Rider are hereby amended by replacing the figure, "$515,019.60", with the figure "$909,649.68", and (b) the second sentence of Section 3 of the LC Rider is hereby deleted and replaced with the following: "So long as Lessee is not, at the time of the reduction, in default under this Lease as indicated in a written notice from Lessor to Lessee, on the first (lst) anniversary of the Commencement Date and on each anniversary thereafter during the Original Term, the LC Amount shall be reduced by $74,999.94." Upon Lessor's receipt of the replacement Letter of Credit, Lessor shall return the existing Letter of Credit to Lessee.

     9.   Parking. Notwithstanding anything to the contrary contained in the
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Lease, as of the Expanded Premises Commencement Date, Lessee shall be entitled to the use of all Parking Spaces, as shown on the Site Plan, subject to and in accordance with the terms of the Lease.


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     10.  Estoppel. Lessee hereby certifies and acknowledges, that as of the
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date hereof (a) to Lessee's knowledge, Lessor is not in default in any respect under the Lease, (b) to Lessee's knowledge, Lessee does not have any defenses to its obligations under the Lease, (c) Lessor is holding a Sixty One Thousand Sixty and No/100 Dollars ($61,060.00) Security Deposit of Lessee (subject to increase in accordance with this First Amendment), and (d) there are no offsets against rent payable under the Lease. Lessor hereby certifies and acknowledges that as of the date hereof, (a) to Lessor's knowledge, Lessee is not in default in any respect under the Lease, (b) to Lessor's knowledge, Lessor does not have any defenses to its obligations under the Lease, and (c) Lessor is holding a Sixty One Thousand Sixty and No/100 Dollars ($61,060.00) Security Deposit of Lessee (subject to increase in accordance with this First Amendment).

     11.  Brokers. Except with respect to Lee & Associates and CB Richard Ellis,
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the brokers involved in this First Amendment, each party hereby represents and warrants to the other party that it has not entered into any agreement or taken any other action which might result in any obligation on the part of such party to pay any brokerage commission, finder's fee or other compensation with respect to this First Amendment, and each party agrees to indemnify and hold the other party harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys' fees) by reason of any breach or inaccuracy of such representation or warranty.

     12.  Ratification. Except as otherwise specifically herein amended, the
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Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this First Amendment, this First Amendment shall control.

     13.  Counterparts. This First Amendment may be executed in several
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

                                        "Lessor"

                                        TRENTON PROPERTY, LLC,
                                        a California limited liability company


                                        By:
                                           -------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                               ---------------------------------


                                        "Lessee"

                                        CARSDIRECT.COM,
                                        a Delaware corporation


                                        By: /s/
                                           -------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                               ---------------------------------


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